Exhibit 4.24.3
AMENDMENT NO. 3
TO CREDIT AGREEMENT
          AMENDMENT NO. 3 dated as of December 21, 2007 (this “Amendment”) to CREDIT AGREEMENT, dated as of April 5, 2007 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among GENESIS ACQUISITION LIMITED (the “Borrower”), GENESIS LEASE LIMITED (the “Manager”), the BORROWER SUBSIDIARIES party thereto, the LENDERS party thereto (the “Lenders”), CITIBANK, N.A. (the “Administrative Agent”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Security Trustee” and the “Account Bank”).
W I T N E S S E T H:
          WHEREAS, each of the Borrower, the Manager, each of the undersigned Borrower Subsidiaries, the Lenders, the Administrative Agent, the Security Trustee and the Account Bank are party to the Credit Agreement;
          WHEREAS, the Administrative Agent, acting on the instructions of the Majority Lenders and the other parties to the Credit Agreement have agreed to amend the Credit Agreement in certain respects as provided herein;
          NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in the Credit Agreement.
          Section 2. Amendments.
          (i) Section 1.1 is hereby amended as follows:
          (a) By amending the definition “Aircraft Limitation Event” by adding the following words at the end of the definition to read as follows:
“For the purposes of determining whether an Aircraft Limitation Event has occurred during a Portfolio Acquisition Period, if either clause (a) or (b) above occur, the calculation of the limitations in clauses (i), (ii) and (iii) above shall include all of the aircraft provided in the Portfolio Acquisition Notice, or in the case of the acquisition of a Substitute Aircraft, the calculation of the limitations in clauses (i), (ii) and (iii) above shall include all of the aircraft provided in the relevant amended Portfolio Acquisition Notice.”
          (b) By amending and restating clauses (g) and (n) of the definition

“Eligible Aircraft” in its entirety to read as follows:
“(g) the Administrative Agent has received (i) Appraisals with respect to such Aircraft from each of the Initial Appraisers to be dated no earlier than 60 days prior to the Advance Date for such Aircraft, (ii) in the case of any Aircraft described in Section 6.2(c)(xiv)(B), a Physical Inspection Report, and (iii) in the case of any Aircraft that does not require a Physical Inspection Report, all technical report summaries (including all maintenance reports) that the Borrower has received with respect to the condition of the Aircraft;”
“(n) (i) in the case of an acquisition of an Aircraft other than a Portfolio Acquisition, neither an Aircraft Limitation Event nor a Lessee Limitation Event shall have occurred as a result of including such Aircraft in the Borrower’s Portfolio; or (ii) in the case of a Portfolio Acquisition, neither an Aircraft Limitation Event nor a Lessee Limitation Event would occur as a result of including all of the aircraft listed in the relevant Portfolio Acquisition Notice in the Borrower’s Portfolio, such determination to be made in connection with the financing of the acquisition of the first Aircraft forming part of such Portfolio Acquisition or, in the case of an acquisition of a Substitute Aircraft, such determination to be made in connection with the financing of the acquisition of such Substitute Aircraft; and”
          (c) By amending the definition “Lessee Limitation Event” by adding the following words at the end of the definition to read as follows:
“For the purposes of determining whether a Lessee Limitation Event has occurred during a Portfolio Acquisition Period, if either clause (a), (b) or (c) above occur, the calculation of the limitations in clauses (i), (ii) and (iii) above shall include all of the aircraft provided in the Portfolio Acquisition Notice, or in the case of the acquisition of a Substitute Aircraft, the calculation of the limitations in clauses (i), (ii) and (iii) above shall include all of the aircraft provided in the relevant amended Portfolio Acquisition Notice.”
          (d) By inserting the definition “Physical Inspection Report” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Physical Inspection Report” means, with respect to any Aircraft, a physical inspection report (which includes a summary of the overall condition of such Aircraft and a specifications report) completed either (x) no earlier than three (3) months prior to the Advance Date for such Aircraft or (y) no earlier than 18 months prior to the Advance Date for such Aircraft (or the date of the most recent heavy maintenance event for such Aircraft) and accompanied by a certification reasonably satisfactory to the Administrative Agent as to the absence of any material adverse change to the condition of such Aircraft since the date of such report.”

          (e) By inserting the definition “Portfolio Acquisition” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Portfolio Acquisition” means the acquisition into the Borrower’s Portfolio over the course of a Portfolio Acquisition Period of at least five (5) aircraft that are (i) subject to one or more aircraft purchase agreements so long as each seller under the aircraft purchase agreements is an Affiliate of a single seller and (ii) listed in a Portfolio Acquisition Notice, or if there are any Substitute Aircraft, the aircraft listed in an amended Portfolio Acquisition Notice.”
          (f) By inserting the definition “Portfolio Acquisition Notice” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Portfolio Acquisition Notice” means, with respect to any Portfolio Acquisition, a notice which lists the aircraft to be acquired in connection with such Portfolio Acquisition and contains a statement that no Aircraft Limitation Event or Lessee Limitation Event would occur as a result of the acquisition of all of such aircraft.”
          (g) By inserting the definition “Portfolio Acquisition Period” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Portfolio Acquisition Period” means the period commencing on the Release Date of the first Aircraft in the relevant Portfolio Acquisition and ending on the earlier of (i) the Release Date of the last Aircraft in such Portfolio Acquisition, and (ii) 120 days from the Release Date of the first Aircraft in such Portfolio Acquisition.”
          (h) By inserting the definition “Substitute Aircraft” among the existing definitions set forth in such Section in alphabetical order to read as follows:
““Substitute Aircraft” means, with respect to any Portfolio Acquisition, an aircraft that is substituted for another aircraft in connection with the relevant aircraft purchase agreement and that is listed in an amended Portfolio Acquisition Notice.”
          (i) By amending the definition “Widebody Aircraft” by inserting the designation ‘“787”,’ after the designation ‘“777”,”.
(ii)	Section 2.1(c) is hereby amended by replacing the words: “at least 30 days’ prior written notice” with the words “at least ten (10) Business Days’ prior written notice”.

(iii)	Section 6.2(c)(iv) is hereby amended and restated in its entirety to read as follows:

“Aircraft Acquisition Documents. (A) Copies of the relevant Aircraft Acquisition Documents in respect of the Financed Aircraft to be acquired with the proceeds of such Advance, which shall have been delivered in final, if available, or in draft form to the Administrative Agent and to the Administrative Agent’s counsel at least ten (10) Business Days prior to the applicable Release Date, except that delivery of a related Lessee insurance certificate shall be governed by Section 9.34 hereof, and (B) in the case of a Portfolio Acquisition, the Portfolio Acquisition Notice which shall have been delivered in final form to the Administrative Agent and to the Administrative Agent’s counsel at least ten (10) Business Days prior to the Release Date for the first Aircraft to be acquired in such Portfolio Acquisition; provided that, in connection with any Substitute Aircraft, an amended Portfolio Acquisition Notice shall have been delivered in final form to the Administrative Agent and to the Administrative Agent’s counsel at least ten (10) Business Days prior to the Release Date for such Substitute Aircraft;”
(iv)	Section 6.2(c)(xiv) is hereby amended and restated in its entirety to read as follows:

“Appraisals. In respect of each Financed Aircraft to be acquired with the proceeds of such Advance, the Administrative Agent shall have received, no later than ten (10) days prior to the related Release Date, (A) the Appraisals from each of the Initial Appraisers, (B) a Physical Inspection Report for any Aircraft that is either: (1) a used “Tier III Aircraft”, as set forth in Table 1 to Appendix I hereto, (2) a “Tier II Aircraft”, as set forth in Table 1 to Appendix I hereto, that has an Aircraft Age of more than five (5) years, or (3) a “Tier I Aircraft”, as set forth on Table 1 to Appendix I hereto, that has an Aircraft Age of more than five (5) years, and the Lessee of which is organized under the laws of or domiciled in a country that is not listed under the heading “Developed Markets” as set forth on Table 2 to Appendix I hereto, and (C), in the case of any Aircraft that does not require a Physical Inspection Report, all technical report summaries (including all maintenance reports) that the Borrower has received with respect to the condition of the Aircraft.

Each Physical Inspection Report, if any, shall be acceptable to the Majority Lenders each of whom is deemed to have accepted the Physical Inspection Report unless the Majority Lenders advise the Administrative Agent and (through the Administrative Agent) the Borrower on or prior to the Advance Date that such Physical Inspection Report is not acceptable and specify the reasons therefor. Notwithstanding clause (B) above, in the case of a Portfolio Acquisition in which two or more aircraft listed in a single Portfolio Acquisition Notice, or amended Portfolio Acquisition Notice, as applicable, (X) are the same Aircraft Type, (Y) the date of manufacture of each such aircraft occurred in the same calendar year, and (Z) are operated by the same Lessee, a Physical Inspection Report will only be required for one of such aircraft;”

(v)	The following new Section 9.38 shall be added to read as follows:

“Portfolio Acquisitions. The Borrower shall have acquired all or less than all of the aircraft listed in the Portfolio Acquisition Notice or in the amended Portfolio Acquisition Notice, as applicable, by the end of the applicable Portfolio Acquisition Period. At the end of such Portfolio Acquisition Period, none of the following shall have occurred and be continuing:
     (a) any Aircraft Tier Concentration Percentage exceeds the related Aircraft Tier Concentration Limit,
     (b) the Weighted Average Portfolio Age exceeds the Weighted Average Portfolio Age Limit,
     (c) any Additional Aircraft Concentration Percentage exceeds the related Additional Aircraft Concentration Limit,
     (d) any Lessee Concentration Percentage exceeds the related Lessee Concentration Limit,
     (e) any Concentration Limit by Region Percentage exceeds the related Concentration Limit by Region, and
     (f) any Concentration Limit by Country Percentage exceeds the related Concentration Limit by Country.”
(vi)	The following new subsection (i) shall be added at the end of Section 13.5 to read as follows:

“(i) Where a sum is paid to the Administrative Agent under this Agreement for another Person, the Administrative Agent is not obliged to pay that sum to that Person until it has established that it has actually received it. However, the Administrative Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Person a corresponding amount. If it transpires that the sum has not been received by the Administrative Agent, that Person must immediately on demand by the Administrative Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Administrative Agent at a rate calculated by the Administrative Agent to reflect its cost of funds.”

(vii)	Table 1 to Appendix I of the Credit Agreement is hereby replaced with Annex I to this Amendment.
     Section 3. Representations and Warranties. Each of the Borrower, the Borrower Subsidiaries and the Manager represents and warrants that (a) this Amendment has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) after giving effect to this Amendment, the representations and warranties made by the Borrower and each Borrower Subsidiary in Article VIII of the Credit Agreement and the Manager in Section 4.02 of the Management Agreement shall be true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date (except to the extent such representations and warranties relate to a specific date, in which case they were true and correct in all material respects on and as of such specific date).
          Section 4. Condition To Effectiveness. The amendments shall become effective upon the receipt by the Administrative Agent of this Amendment executed by the Borrower, each Borrower Subsidiary, the Manager, the Majority Lenders, the Security Trustee and the Account Bank and the required consents pursuant to Section 16.2(xii) by the Eligible Counterparties and the Servicer. By their signatures below, the Administrative Agent and the Majority Lenders hereby consent to this Amendment and direct the Security Trustee and Account Bank to execute this Amendment.
          Section 5. Miscellaneous. Except as otherwise specified in this Amendment, the Credit Agreement shall remain in all respects unchanged and in full force and effect. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

GENESIS ACQUISITION LIMITED, as Borrower

By: Name:	/s/ John McMahon John McMahon
Title:	Director
Amendment No. 3 to Credit Agreement

ROSS LEASING LIMITED, as Borrower Subsidiary

By: Name:	/s/ John McMahon John McMahon
Title:	Director
Amendment No. 3 to Credit Agreement

LARE LEASING LIMITED,
as Borrower Subsidiary

By: Name:	/s/ John McMahon John McMahon
Title:	Director
Amendment No. 3 to Credit Agreement

ROSELAWN LEASING LIMITED,
as Borrower Subsidiary

By: Name:	/s/ John McMahon John McMahon
Title:	Director
Amendment No. 3 to Credit Agreement

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee under that certain Amended & Restated Trust Agreement (2002 A320 D) dated September 27, 2007, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement (Aircraft MSN 1965) dated September 26, 2007, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Owner Trustee under that certain Trust Agreement (Aircraft MSN 30050) dated November 19, 2007, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

AIRCRAFT MSN 32582 STATUTORY TRUST,
by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Trustee, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

AIRCRAFT MSN 28654 STATUTORY TRUST,
by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Trustee, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

AIRCRAFT MSN 1155 STATUTORY TRUST,
by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Trustee, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

AIRCRAFT MSN 1136 STATUTORY TRUST,
by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Trustee, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

AIRCRAFT MSN 1493 STATUTORY TRUST,
by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Trustee, as Borrower Subsidiary

By: Name:	/s/ Scott Rosevear Scott Rosevear
Title:	Vice President
Amendment No. 3 to Credit Agreement

GENESIS LEASE LIMITED, as Manager

By: Name:	/s/ John McMahon John McMahon
Title:	Director
Amendment No. 3 to Credit Agreement

CITIBANK, N.A., as Administrative Agent

By: Name:	/s/ Louise O’Mara Louise O’Mara
Title:	Vice President
Amendment No. 3 to Credit Agreement

CITIBANK, N.A., as Lender

By: Name:	/s/ Louise O’Mara Louise O’Mara
Title:	Vice President
Amendment No. 3 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

By: Name:	/s/ Eric C. Blau Eric C. Blau
Title:	Director
Amendment No. 3 to Credit Agreement

VARIABLE FUNDING CAPITAL COMPANY LLC, as Lender

By: Wachovia Capital Markets, LLC as attorney-in-fact

By: Name:	/s/ Douglas R. Wilson, Sr. Douglas R. Wilson, Sr.
Title:	Director
Amendment No. 3 to Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Security Trustee and Account Bank

By:	/s/ Louis Bodi	/s/ Sue Kim

Name:	Louis Bodi	Sue Kim
Title:	Vice President	Associate
Amendment No. 3 to Credit Agreement

ALLIED IRISH BANKS, P.L.C., as Lender

By: Name:	/s/ Michael Doyle Michael Doyle
Title:	Senior Vice President

By: Name:	/s/ Davis Kearns Davis Kearns
Title:	Relationship Manager
Amendment No. 3 to Credit Agreement

ALLIANCE & LEICESTER COMMERCIAL FINANCE plc, as Lender

By: Name:	/s/ Martin Webb Martin Webb
Title:	Head of Aviation
Amendment No. 3 to Credit Agreement

BAYERISCHE HYPO-UND VEREINSBANK AG, LONDON BRANCH, as Lender

By: Name:	/s/ Lutz Pfeilsticker Lutz Pfeilsticker
Title:	Vice President

By: Name:	/s/ Ludwig C. Hammermayer Ludwig C. Hammermayer
Title:	Vice President
Amendment No. 3 to Credit Agreement

LANDESBANK BADEN WÜRTTEMBERG, as Lender

By: Name:	/s/ Thomas Leidenberger Thomas Leidenberger
Title:	Vice President

By: Name:	/s/ Bettina Barth Bettina Barth
Title:	PM
Amendment No. 3 to Credit Agreement

NEC LEASING LTD., as Lender

By: Name:	/s/ Tomoyuki Kato Tomoyuki Kato
Title:	President
Amendment No. 3 to Credit Agreement

WESTLB AG, LONDON BRANCH, as Lender

By: Name:	/s/ John Swift John Swift
Title:	Director

By: Name:	/s/ Peter Stephan Peter Stephan
Title:	Associate Director
Amendment No. 3 to Credit Agreement

CALYON NEW YORK BRANCH, as Lender and Documentation Agent

By: Name:	/s/Yevgeniya Levitin Yevgeniya Levitin
Title:	Director

By: Name:	/s/ Brian Bolotin Brian Bolotin
Title:	Managing Director
Amendment No. 3 to Credit Agreement

DEKABANK DEUTSCHE GIROZENTRALE, as Lender

By: Name:	/s/ Angelika Beyer Angelika Beyer
Title:	FVP

By: Name:	/s/ Carsten Grote Carsten Grote
Title:	AVP
Amendment No. 3 to Credit Agreement

NATIXIS TRANSPORT FINANCE, as Lender

By: Name:	/s/ Jean-Francois Lascombe Jean-Francois Lascombe
Title:	Senior Vice President

By: Name:	/s/ Marc Bourgade Marc Bourgade
Title:	Senior Vice President
Amendment No. 3 to Credit Agreement

Accepted and Agreed by:

CITIBANK, N.A., as Eligible Counterparty

By: Name:	/s/ Louise O’Mara Louise O’Mara
Title:	Vice President
Amendment No. 3 to Credit Agreement

Accepted and Agreed by:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Eligible Counterparty

By: Name:	/s/ Kim V. Farr Kim V. Farr
Title:	Director
Amendment No. 3 to Credit Agreement

Accepted and Agreed by:

GE COMMERCIAL AVIATION SERVICE LIMITED, as Servicer

By: Name:	/s/ Diarmuid Hyde Diarmuid Hyde
Title:	Director
Amendment No. 3 to Credit Agreement

Table 1:
Eligible Aircraft

			Commitment
	Maximum	Commitment Amount	Amount >
Aircraft Type	Age	=< $250MM	$250MM

	Tier I
A319-100	10
A320-200	10	100%	100%
B737-700	10
B737-800	10
	Tier II
A321-200	10
A330-200	10
B737-400 (EFIS)	12	34% for whole
B737-300 (EFIS)	12	Tier with minimum
B747-400F	7	requirement of	50%
B757-200 ETOPS	12	two Tier I Aircraft
B757-200F	7	for each Tier II Aircraft
B767-300ER	12
B767-200F	7
B767-300F	7
B777-200ER	10
B777-300ER	10
B777F (does not include converted aircraft)	N/A
B787-800	N/A
B787-900	N/A
ERJ-170	N/A
	Tier III
A330-300	10
B737-300(Analog)	12	25% for whole
B737-400 (Analog)	12	Tier with minimum
B737-300F	7	requirement of	25%
B737-300QC	10	three Tier I Aircraft
B737-500	12	for each Tier III Aircraft
B757-200	12
MD-11F	10